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                                                                  Exhibit 99-j



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 1, 2002, relating to the financial statements and financial highlights which appears in the January 31, 2002 Annual Report to the Board of Trustees and Shareholders of Lend Lease U.S. Real Estate Securities Fund (the "Fund"), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Investment Management and Other Services" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

San Francisco, California
May 28, 2002